SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: November 16, 2005

HYDROFLO, INC.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	000-50355	56-2171767
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3721 Junction Blvd., Raleigh, NC 27603

(Address of principal executive offices)

919-772-9925

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

On November 16, 2005, the Company accepted the resignation from Shane Traveller as a member of the Board of Directors, Audit Committee and Investment Committee effective immediately.

The Board of Directors currently has not appointed any new members to fill these vacancies created by the resignation of Mr. Traveller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDROFLO, INC.

November 22, 2005	/s/ Dennis Mast
Date	Dennis Mast, Chief Executive Officer